UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    December 12, 2014

Roberts Realty Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

001-13183	58-2122873
(Commission File Number)	(IRS Employer Identification No.)

375 Northridge Road, Suite 330
Atlanta, Georgia	30350
(Address of Principal Executive Offices)	(Zip Code)

(770) 394-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

Roberts Realty Investors, Inc. held its annual meeting of shareholders on December 12, 2014. We solicited proxies for the meeting pursuant to Section 14(a) of the Securities Exchange Act of 1934, and there was no solicitation in opposition to management’s solicitations. We asked our shareholders to vote on the following three proposals:

•	the election of one director to serve a three-year term;
•	the approval, on an advisory basis, of the compensation of our named executive officers; and
•	the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for 2014.

Election of Director

One of our current directors, Mr. Wm. Jarell Jones, was nominated for reelection at the meeting. Mr. Jones was elected with the following vote to serve until the 2017 annual meeting of shareholders or until his successor is duly elected and qualified. There were no abstentions.

	Votes For	Votes Withheld	Broker Non-Votes
Mr. Wm. Jarell Jones	5,596,130	52,851	3,042,104

Advisory Vote on the Compensation of the Company’s Named Executive Officers

The compensation of the company’s named executive officers was approved, on an advisory basis, with the following votes.

Votes For	Votes Against	Abstentions	Broker Non-Votes

4,408,796	583,980	656,205	3,042,104

Ratification of Appointment of Independent Registered Public Accounting Firm

The appointment of Cherry Bekaert LLP as our independent registered public accounting firm for 2014 was approved with the following votes. There were no broker non-votes.

Votes For	Votes Against	Abstentions

8,565,222	104,327	21,536

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.

Dated: December 15, 2014	By:	/s/ Anthony W. Shurtz
Anthony W. Shurtz
Chief Financial Officer

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